Exhibit 10.3

Unusual Machines, Inc

Amendment No. 1 to 2022 Equity Incentive Plan

(Effective October 3, 2024)

All references made to incentive stock options (“ISOs”) are hereby deleted in their entirety and ISOs may not be granted under the Plan.

Section 24(a) is amended to read in its entirety as follows:

24. (a) Forfeiture of Stock Rights Granted to Employees or Consultants. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to employees or consultants shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy;

(2) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4) Competing with the Company;

(5) Being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee;

(6) Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

(7) Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or

(8) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

Notwithstanding the foregoing, the foregoing 8 clauses shall not impact the Company’s ability pursuant to Rule 10D-1 of the Securities Exchange Act of 1934 and the related rules promulgated by the New York Stock Exchange, to recover reasonably, promptly and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.